                                                           EXHIBIT 1.A.(5)(a)(4)


[LOGO]                                     MONARCH LIFE INSURANCE COMPANY

                                           A stock located in Springfield,
                                           Massachusetts Variable Life
                                           Insurance Service Office:  111
                                           Broadway, New York, New York 10006

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                                           Single Premium Variable Life
                                           Insurance Company

                                           This policy is a legal contract
                                           between its owner and us. PLEASE
                                           READ IT CAREFULLY.  In this policy,
                                           the word YOU refers to the insured
                                           shown in the Policy Schedule.  WE
                                           refers to Monarch Life Insurance
                                           Company.
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DEATH BENEFIT PROVIDED                     We will pay the death benefit
BY THIS POLICY                             proceeds to the beneficiary when we
                                           receive proof of your death.

                                           This policy has a Guaranteed
                                           Insurance Amount.  It is the
                                           policy's face amount in the first
                                           policy year. The Guaranteed
                                           Insurance Amount for policy years
                                           after the first is shown on the
                                           Policy Schedule.  In no event, will
                                           it be less than the policy's face
                                           amount.

                                           During the first policy year, the
                                           death benefit equals the Guaranteed
                                           Insurance Amount.  Afterwards, the
                                           death benefit may increase or
                                           decrease on each policy anniversary,
                                           depending on the investment return
                                           for this policy. Regardless of
                                           investment return, the death benefit
                                           can never be less than the
                                           Guaranteed Insurance Amount.

                                           For details on death proceeds see
                                           PROCEEDS PAYABLE TO THE BENEFICIARY.

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LIFETIME BENEFITS                          During your lifetime, we provide
PROVIDED BY THIS POLICY                    cash value benefits and other
                                           important rights as described in
                                           this policy.  See POLICY BENEFITS
                                           FOR THE OWNER for information on
                                           cash values.

                                           The cash value may increase or
                                           decrease on any day, depending on
                                           the investment return for this
                                           policy. No minimum amount is
                                           guaranteed.

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INVESTMENT RESULTS FOR                     The owner can allocate this policy's
 THIS POLICY                               investment base among investment
                                           divisions.  Each division invests in
                                           shares of a single mutual fund.

                                           Cash values and death benefits
                                           increase and decrease depending on:
                                           -  the investment experience of the
                                              division; and
                                           -  the allocation of the policy's
                                              investment base among the
                                              divisions.

                                           This is explained in HOW VARIABLE
                                           LIFE INSURANCE WORKS.

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RIGHT TO EXAMINE THIS                      This policy may be returned on or
 POLICY                                    before the end of the FREE LOOK
                                           PERIOD.

                                           That period ends on the latest of:
                                           -  10 days after the owner
                                              receives the policy; or
                                           -  45 days after the owner
                                              completes part I of the
                                              application.

                                           Mail or deliver the policy to us or
                                           to the agent who sold it.  The
                                           returned policy will be treated as
                                           if we never issued it.  We'll
                                           Promptly refund any premium paid.


                                           /S/ F.R. KIMBALL      /s/ B.T. JONES
                                           ----------------      --------------
                                               F.R. Kimball          B.T. Jones
                                               Secretary             President

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SINGLE PREMIUM VARIABLE                    Variable life insurance is payable
LIFE INSURANCE POLICY -                    upon the death of the insured.  Death
NO POLICY DIVIDENDS                        benefit is subject to a guaranteed
                                           minimum. Guaranteed minimum shown on
                                           the Policy Schedule, but in no event
                                           less than the policy's face amount.
                                           Single Premium. Investment return is
                                           reflected in policy benefits.

56608
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                                     - 2 -

                                POLICY CONTENTS

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SECTIONS IN THIS POLICY                    Introduction to This Policy
                                           How Variable Life Insurance Works
                                           Policy Benefits for The Owner
                                           Proceeds Payable to The Beneficiary
                                           Choosing An Income Plan
                                           Other Important Terms

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
WHERE TO FIND IT                            3 age                                    4 investment base
                                            5 allocation of investment               4 investment divisions
                                               base
                                           12 annual report                          6 investment return
                                            8 assignment                             3 issue age
                                           12 authority to make                      7 loans
                                              agreements
                                            3 beneficiary                            5,7 loans, effect on
                                                                                         calculations
                                            7 cancelling this policy                 1,4 mutual funds
                                            7 cash value                             7 net cash value
                                            3 change of owner or                     7 net single premium
                                              beneficiary
                                           12 contesting this policy                 3 notice to us
                                            3 contingent owner                       3 owner
                                            3 contract                               3 policy anniversaries
                                            3 date of issue                          3 policy date
                                            8 death benefit proceeds                 7 policy debt
                                            3 endorsements                           9 proof of death
                                            9 equivalent paid-up amount              6 rates of return,
                                                                                       actual and assumed
                                           12 error in age or sex                    3 riders
                                            8 exchange for fixed policy             12 suicide
                                            1 free look period                       7 tabular cash value
                                            1 Guaranteed Insurance Amount            4 valuation period
                                            9 income plans                           4 Variable Account A
                                            5 index of investment                    6 Variable Insurance
                                              experience                               Amount

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POLICY SCHEDULE                            The Policy Schedule comes right
                                           after this page.  It gives specific
                                           facts about this policy and its
                                           coverage.  Please refer to it while
                                           reading this policy.

                               POLICY SCHEDULE A


                         FACE AMOUNT        $100,000

                         ISSUE AGE & SEX                     35 MALE
                         PREMIUM CLASS                       STANDARD


                          BENEFITS AND PREMIUMS TABLE

BENEFIT                                            AMOUNT           SINGLE PREMIUM
SINGLE PREMIUM
VARIABLE LIFE INSURANCE                            $100,00            $39,428.39


THE SINGLE PREMIUM IS $39,428.39 AND IS DUE ON OR BEFORE DELIVERY OF THE
POLICY.


- - - - - - - - - - - - -GUARANTEED INSURANCE AMOUNT- - - - - - - - - - - - - -

                         GUARANTEED                             GUARANTEED                              GUARANTEED
       POLICY            INSURANCE             POLICY            INSURANCE            POLICY         INSURANCE AMOUNT
        YEAR               AMOUNT               YEAR              AMOUNT               YEAR
         1                $100,000               9               $112,206               17               $125,902
         2                 101,450               10               113,833               18                127,728
         3                 102,921               11               115,484               19                129,580
         4                 104,413               12               117,159               20                131,459
         5                 105,927               13               118,858             AGE 60              141,270
         6                 107,463               14               120,581             AGE 62              145,396
         7                 109,021               15               122,329             AGE 65              151,813
         8                 110,602               16               124,103             AGE 70              163,143

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   PLAN                   SINGLE PREMIUM VARIABLE LIFE INSURANCE             *
ON THE LIFE OF            RICHARD ROE, THE INSURED                           *        POLICY
DATE OF ISSUE             NOVEMBER 1, 1983                                   *       SCHEDULE
POLICY DATE               NOVEMBER 1, 1983                                   *          A
POLICY NUMBER             SPECIMEN                                           *



SPECIMEN

                               POLICY SCHEDULE B


                           FACE AMOUNT    $100,000

                       ISSUE AGE & SEX   35 MALE
                       PREMIUM CLASS     STANDARD

- - - - - - - - - - - - - - -TABULAR CASH VALUES- - - - - - - - - - - - - - - -
THE TABULAR CASH VALUES SHOWN BELOW ARE NOT MINIMUM VALUES, BUT REPRESENT THE VALUES THAT WOULD BE PAYABLE IF THE ACTUAL RATE OF RETURN WERE .045 IN EACH POLICY YEAR. THE CASH VALUE MAY BE MORE OR LESS THAN AMOUNTS SHOWN. SEE 'POLICY BENEFITS FOR THE OWNER' FOR DESCRIPTION OF CASH VALUES.

       END OF             TABULAR              END OF             TABULAR             END OF              TABULAR
       POLICY               CASH               POLICY              CASH               POLICY               CASH
        YEAR               VALUES               YEAR              VALUES               YEAR               VALUES
         1             $ 37,532.06                9            $ 51,324.04              17             $ 69,151.80
         2               39,050.29               10              53,323.40              18               71,676.94
         3               40,626.69               11              55,387.64              19               74,268.55
         4               42,260.79               12              57,517.13              20               76,926.76
         5               43,953.43               13              59,712.35            AGE 60             91,194.40
         6               45,704.85               14              61,973.38            AGE 62             97,334.12
         7               47,516.04               15              64,300.39            AGE 65            106,969.80
         8               49,388.69               16              66,693.21            AGE 70            123,954.84


WE WILL DETERMINE THE TABULAR CASH VALUE ON DATES NOT SHOWN IN A CONSISTENT MANNER WITH ALLOWANCE FOR TIME ELAPSED. VALUES NOT SHOWN WILL BE FURNISHED ON REQUEST.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE NET PREMIUM OF $36,071.26 IS USED IN THE INVESTMENT BASE CALCULATION (SEE 'HOW VARIABLE LIFE INSURANCE WORKS' SECTION) AND IS NOT FOR PREMIUM PAYMENT PURPOSES.

SPECIMEN                                                       POLICY SCHEDULE B

                               POLICY SCHEDULE C


- - - - - - - - - - -TABLE OF NET SINGLE PREMIUMS (MALE)- - - - - - - - - - - -


     FOR $1.00 OF VARIABLE INSURANCE AMOUNT OF PAID-UP WHOLE LIFE INSURANCE


      AGE OF                             AGE OF                            AGE OF                         AGE OF
      INSURED            NET             INSURED            NET           INSURED           NET          INSURED           NET
     (NEAREST           SINGLE          (NEAREST          SINGLE          (NEAREST        SINGLE         (NEAREST         SINGLE
     BIRTHDAY)         PREMIUM          BIRTHDAY)         PREMIUM        BIRTHDAY)        PREMIUM       BIRTHDAY)        PREMIUM
     ---------         -------          ---------         -------        ---------        -------       ---------        -------
         0              .07999             25             .16522             50           .39427            75            .72817
         1              .07689             26             .17102             51           .40689            76            .74025
         2              .07869             27             .17706             52           .41971            77            .75216
         3              .08080             28             .18335             53           .43273            78            .76386

         4              .08307             29             .18992             54           .44593            79            .77524
         5              .08550             30             .19674             55           .45929            80            .78623
         6              .08808             31             .20385             56           .47282            81            .79681
         7              .09083             32             .21125             57           .48648            82            .80696
         8              .09375             33             .21895             58           .50026            83            .81672
         9              .09683             34             .22696             59           .51413            84            .82612

        10              .10007             35             .23528             60           .52808            85            .83523
        11              .10347             36             .24392             61           .54207            86            .84409
        12              .10700             37             .25286             62           .55610            87            .85277
        13              .11066             38             .26211             63           .57013            88            .86134
        14              .11444             39             .27165             64           .58414            89            .86987

        15              .11834             40             .28146             65           .59811            90            .87845
        16              .12235             41             .29155             66           .61199            91            .88713
        17              .12647             42             .30190             67           .62575            92            .89601
        18              .13072             43             .31253             68           .63934            93            .90517
        19              .13510             44             .32342             69           .65271            94            .91477

        20              .13965             45             .33460             70           .66582            95            .92519
        21              .14436             46             .34603             71           .67867            96            .93673
        22              .14926             47             .35773             72           .69128            97            .94995
        23              .15436             48             .36968             73           .70371            98            .96446
        24              .15968             49             .38186             74           .71599            99            .97788

                                                                                                           100           1.00000


VALUES SHOWN ARE FOR POLICY ANNIVERSARIES. THE NET SINGLE PREMIUM ON A DATE DURING A POLICY YEAR IS DETERMINED BY INTERPOLATION BETWEEN THE VALUES FOR THE IMMEDIATELY PRECEDING AND IMMEDIATELY FOLLOWING ANNIVERSARIES.



MALE                                                           POLICY SCHEDULE C

                               POLICY SCHEDULE D


- - - - - - - - - - -DESCRIPTION OF INVESTMENT DIVISIONS- - - - - - - - - - - -

         EACH INVESTMENT DIVISION INVESTS IN SHARES OF A DESIGNATED MUTUAL FUND PORTFOLIO. EACH PORTFOLIO IS A PART OF THE MERRILL LYNCH SERIES FUND, MANAGED BY MERRILL LYNCH ASSET MANAGEMENT INC., WHICH IS A SUBSIDIARY OF MERRILL LYNCH & CO., INC.


DIVISION 1       MONEY RESERVE PORTFOLIO

OBJECTIVE:                Preservation of capital, liquidity and a high level of
                          current income consistent with those objectives.

INVESTMENTS:              Money market instruments including:  short term U.S.
                          government securities, government agency securities, bank money instruments, prime commercial paper and high grade short term corporate obligations.

TERM: Substantially all issues maturing in less than 1 year.


DIVISION 2                INTERMEDIATE GOVERNMENT BOND PORTFOLIO

OBJECTIVE:                Above average income while protecting principal.

INVESTMENTS:              Debt securities of U.S. government or its agencies.

TERM: Generally securities maturing in an average of 6 to 8 years, with a maximum maturity not to exceed 15 years.

DIVISION 3                LONG TERM CORPORATE BOND PORTFOLIO

OBJECTIVE:                High current income.

INVESTMENTS:              Primarily fixed income corporate securities including
                          high and low rated investment grade bonds.

TERM: Generally corporate bonds maturing in more than 15 years.

DIVISION 4                CAPITAL STOCK PORTFOLIO

OBJECTIVE:                Long term growth of capital and income, plus
                          reasonable current income.

INVESTMENTS:              Common stocks of good or improving quality thought to
                          be undervalued. Cash reserves including government and money market securities will be used as management considers appropriate.


DIVISION 5                GROWTH STOCK PORTFOLIO

OBJECTIVE:                Above average long term growth.  Current income not a
                          major consideration.

INVESTMENTS:              Primarily in common stocks of aggressive growth
                          companies that are considered to have special growth potential.

                          NOTE: INVESTMENT RETURN WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES; IN PARTICULAR, 3, 4, AND 5. PLEASE REFER TO THE PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE SERIES FUNDS AND THE DESIGNATED PORTFOLIOS.

SPECIMEN                                                       POLICY SCHEDULE D

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                                        INTRODUCTION TO THIS POLICY

                                        This policy insures your life.  You are
                                        also the owner of this policy unless
                                        another owner has been named in the
                                        application.  If someone else is named
                                        as owner, that person has the rights and
                                        options described in this policy.
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THIS POLICY IS A CONTRACT               This policy is a contract between its
                                        owner and us. We provide insurance
                                        coverage and other benefits as stated in this policy. We do this in return for a completed application and payment of a single premium.

                                        Whenever we use the word POLICY, we mean
                                        the entire contract. The entire contract
                                        consists of:
                                        -    the basic policy;
                                        -    the application, a copy of which is
                                             attached; and
                                        -    any attached riders or
                                             endorsements
                                        RIDERS AND ENDORSEMENTS add provisions
                                        or change the terms of the basic policy.
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DATES AND AGES                          The following dates and cases are shown
REFERRED TO IN THIS                     in the Policy Schedule.
POLICY
                                        DATE OF ISSUE.
                                        Coverage starts on this date or when the single premium is paid, whichever is later.

                                        POLICY DATE.
                                        This date is used to determine policy
                                        months, years and anniversaries.  The
                                        policy date may or may not be the same
                                        as the date of issue.

                                        ISSUE AGE.
                                        This is the age we use to determine the
                                        single premium for this policy.  It is
                                        your age on your birthday nearest the
                                        policy date.  Any other reference to age
                                        in the Policy Schedule means the policy
                                        anniversary nearest your birthday for
                                        that age.
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RIGHT TO NAME A                         If you are not the owner, the owner may
CONTINGENT OWNER                        name a contingent owner.  The owner may
                                        want to do this in case he or she dies
                                        before you.  Ownership of this policy
                                        would then pass to the contingent owner.
                                        If there's no contingent owner,
                                        ownership would pass to the owner's
                                        estate.
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                                     - 9 -

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THE BENEFICIARY                         The beneficiary is the person to whom we
                                        pay the proceeds upon your death.  We
                                        pay the proceeds to the primary
                                        beneficiary. If the primary beneficiary has died, the proceeds are paid to any contingent beneficiary. If there is no surviving beneficiary, we pay the proceeds to your estate.

                                        Two or more persons may be named as
                                        primary beneficiaries or contingent
                                        beneficiaries.  In that case we will
                                        assume the proceeds are to be paid in
                                        equal shares to the surviving
                                        beneficiaries.  The owner can specify
                                        other than equal shares.

                                        The owner can reserve the right to
                                        change beneficiaries.  If the owner
                                        doesn't reserve this right, the owner
                                        and primary beneficiary must act
                                        together to exercise the rights and
                                        options under this policy.

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CHANGE OF OWNER OR                      During your lifetime the owner can
BENEFICIARY                             transfer ownership of this policy or
                                        change the beneficiary. To do this, the
                                        owner must send us written notice of
                                        change in a form satisfactory to us.
                                        The change will take effect as of the
                                        day the notice is signed. But the change will not affect any payment made or action taken by us before receipt of the change at our service office.

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                                     - 10 -

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SENDING NOTICE TO US                    Any written notice or requests should be
                                        sent to our service office.  The address
                                        is shown on the front of this policy.
                                        Please include your name and policy
                                        name.
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                                        HOW VARIABLE LIFE INSURANCE WORKS
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THE VARIABLE LIFE                       The variable life insurance benefits
INSURANCE ACCOUNT                       under this policy are provided through
                                        investments we make in VARIABLE ACCOUNT
                                        A.  This account is kept separate from
                                        our general investment account.  It is
                                        used only to support variable life
                                        insurance policies.

                                        We own the assets in Variable Account A.
                                        Assets equal to the reserves and other
                                        liabilities of the account won't be
                                        charged with liabilities that arise from any other business we conduct. But we may transfer to our general account assets which exceed the reserves and other liabilities of Variable Account A.

                                        Variable Account A will buy shares of
                                        mutual funds which we determine to be
                                        suitable for this policy's purposes.
                                        The account is treated as a unit
                                        investment trust under federal
                                        securities laws.  It is registered with
                                        the Securities and Exchange Commission
                                        (SEC) according to the Investment
                                        Company Act of 1940.  It is also
                                        governed by the laws of the Commonwealth of Massachusetts.

                                        Income, and realized and unrealized
                                        gains or losses from assets in Variable
                                        Account A are credited to or charged
                                        against the account without regard to
                                        other income, gains or losses in our
                                        other investment accounts.

                                        Variable Account A will be valued at the end of each valuation period. A VALUATION PERIOD is each business day together with any non-business days before it. A business day is any day the New York Stock Exchange (NYSE) is open for trading.

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INVESTMENT DIVISIONS                    Variable Account A has several
                                        investment divisions. Each division
                                        invests in shares of a single mutual
                                        fund.  We hold the fund shares in the
                                        divisions but do not manage the mutual
                                        funds.  They are managed by a separate
                                        investment advisor registered under the
                                        Investment Advisors Act of 1940.

                                        The investment divisions and the mutual
                                        funds they invest in are shown in Policy
                                        Schedule D.
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                                     - 11 -

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CHANGES WITHIN A                        The owner may exchange this policy for a
MUTUAL FUND                             fixed life insurance policy if a mutual
                                        fund:
                                        -    changes its investment advisor; or
                                        -    has a material change in its
                                             investment objectives or
                                             restrictions.

                                        We will notify the owner if there is any such change. The owner will be able to exchange this policy within 60 days after our notice or the effective date of the change, whichever is later. No evidence of insurability is required on exchange.

                                        If, in our judgment, a fund no longer
                                        suits the purposes of this policy due to
                                        a change in its investment objectives or
                                        restrictions, we can substitute shares
                                        of another fund.  But we would get prior
                                        approval from the SEC and the
                                        Massachusetts Insurance Department.  We
                                        would also get any other required
                                        approvals.
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TOTAL INVESTMENT BASE                   The TOTAL INVESTMENT BASE is the amount
                                        that this policy provides for investment
                                        at any time.  It is the sum of the
                                        investment base in each of the
                                        investment divisions. The owner selects
                                        the divisions in which to place the
                                        total investment base. The total
                                        investment base can be allocated among
                                        divisions shown in Policy Schedule D.
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INVESTMENT BASE IN EACH                 ON THE POLICY DATE.
INVESTMENT DIVISION                     On the policy date, the net premium is
                                        allocated to DIVISION 1.  The value of
                                        the net premium is shown in Policy
                                        Schedule B.


                                        ON POLICY ANNIVERSARIES.
                                        On each policy anniversary, the
                                        investment base in each division is
                                        calculated as follows:

                                        (1)  We determine the policy's net cash
                                             value on the anniversary. See
                                             POLICY BENEFITS FOR THE OWNER.
                                        (2)  We allocate the net cash value to
                                             each division in proportion to the
                                             investment base in that division
                                             immediately before the anniversary.

                                        DURING A POLICY YEAR.
                                        On a date during a policy  year, the
                                        investment base in each division is
                                        determined as follows:
                                        (1)  We take the investment base in that
                                             division on the preceding
                                             anniversary.
                                        (2)  We multiply (1) by the division's
                                             actual rate of return for the
                                             period from the preceding policy
                                             anniversary to the calculation
                                             date.
                                        (3)  We add (1) and (2).

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POLICY LOANS WILL CHANGE                A policy loan reduces the total
OUR CALCULATIONS                        investment base and the investment base
                                        in each investment division.  On the
                                        other hand, repayment of a policy loan
                                        will cause an increase. We will take
                                        this into consideration in our
                                        calculations.  See POLICY BENEFITS FOR
                                        THE OWNER for details on policy loans.

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OWNER'S RIGHT TO CHANGE                 The owner can change the allocation of
ALLOCATION OF INVESTMENT                the total investment base among the
BASE                                    investment divisions twice each policy
                                        year.  To do so, the owner should send
                                        us written notice at our service office.
                                        The change will take effect when we
                                        receive the notice but in no event
                                        before the end of the FREE LOOK PERIOD.
                                        Our calculations will reflect the
                                        change.

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MEASUREMENT OF                          The investment experience of an
INVESTMENT EXPERIENCE                   investment division is determined at the
                                        end of each valuation period.

                                        INDEX OF INVESTMENT EXPERIENCE.
                                        We use an INDEX to measure changes in
                                        each investment division's experience
                                        during a valuation period.  We set the
                                        index at $10 when the first mutual fund
                                        shares in that division were bought.
                                        The index for a current valuation period equals the index for the preceding valuation period multiplied by the experience factor for the current period.

                                        HOW WE DETERMINE THE EXPERIENCE FACTOR.
                                        The EXPERIENCE FACTOR for a valuation
                                        period is calculated as follows:
                                        (1)  We take the net asset value per
                                             mutual fund share at the end of the
                                             current valuation period.
                                        (2)  We add to (1) the per share amount
                                             of any dividend or capital gain
                                             distribution declared by the mutual
                                             fund during the current valuation
                                             period.  We subtract from that
                                             amount a per share charge for our
                                             taxes.
                                        (3)  We divide (2) by the net asset
                                             value per fund share at the end of
                                             the preceding valuation period.
                                        (4)  We subtract a charge not to exceed
                                             .00001367 for each day in the
                                             valuation period.  This charge is
                                             to cover expense and mortality
                                             risks that we are assuming.

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RATES OF RETURN FOR                     ASSUMED RATE OF RETURN
THIS POLICY                             The ASSUMED RATE OF RETURN on a policy
                                        is 4.5% (.045) for a policy year.  To
                                        find the assumed rate of return for a
                                        period less than a full policy year, we
                                        use an equivalent daily rate of .01206%
                                        and compound it for each day in the
                                        period.

                                        ACTUAL RATE OF RETURN.
                                        Here's how we find this policy's ACTUAL
                                        RATE OF RETURN for a policy year:

                                        (1)  We find an investment division's
                                             actual rate of return for a policy
                                             year.  This equals the change in
                                             the division's index from the first
                                             day of the policy year to the first
                                             day of the next policy year. We
                                             divide this by the index for the
                                             first day of the policy year.

                                             FOR EXAMPLE: Assume a policy year
                                             starts on May 1, 1985.  If the
                                             index in one division on that date
                                             is 20.00 and that division's index
                                             on May 1, 1986 increases to 21.60,
                                             the actual rate of return is 1.60
                                             divided by 20.00.  The result is
                                             .08.
                                        (2)  We multiply the actual rate of
                                             return for each division by the
                                             investment base in that division on
                                             the first day of the policy year.
                                        (3)  We add together the results for all
                                             divisions.
                                        (4)  We divide the sum by the total
                                             investment base on the first day of
                                             the policy year.

                                        We follow a consistent method for
                                        periods less than a year.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT RETURN FOR                   The determination of the investment
THIS POLICY                             return for this policy starts on the
                                        first day of each policy year and ends
                                        on the first day of the next policy
                                        year. The investment return for a policy year is the difference between the policy's actual rate of return for the policy year and .045, multiplied by the total investment base on the first day of the policy year.

                                        We follow a consistent method for
                                        periods less than a year.

                                        There's a positive investment return for a policy year if the policy's actual rate of return is greater than .045. There's a negative investment return if the actual rate of return is less than .045.

                                        If the actual rate of return is .045 in
                                        each policy year:
                                        -    the death benefit will equal the
                                             Guaranteed Insurance Amount shown
                                             in the Policy Schedule; and
                                        -    the cash value at the end of each
                                             policy year will equal the tabular
                                             cash value shown in Policy Schedule
                                             B.

--------------------------------------------------------------------------------
THE VARIABLE INSURANCE                  The Variable Insurance Amount this
AMOUNT                                  policy provides is zero during the first
                                        policy year. After that, the amount may
                                        be positive or negative.

                                        On each policy anniversary, we find the
                                        Variable Insurance Amount for the policy year beginning on that anniversary by taking into account:
                                        -    the Variable Insurance Amount for
                                             the preceding policy year; and
                                        -    the investment return for the
                                             preceding policy year.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE VARIABLE INSURANCE                  The Variable Insurance Amount changes
AMOUNT                                  only on a policy anniversary.
(Continued)
                                        The change in the Variable Insurance
                                        Amount on a policy anniversary equals
                                        the amount of paid-up insurance
                                        (positive or negative) purchased by the
                                        investment return for the preceding
                                        policy year. To calculate the change in the Variable Insurance Amount, we use the net single premium shown in Policy
                                        Schedule C based on your age at the
                                        anniversary.

                                        The Variable Insurance Amount, if
                                        positive, is reflected in the death
                                        benefit proceeds described in PROCEEDS
                                        PAYABLE TO THE BENEFICIARY.
--------------------------------------------------------------------------------
                                        POLICY BENEFITS FOR THE OWNER

                                        There are important rights and benefits
                                        that are available to the owner of this
                                        policy during your lifetime.  We discuss
                                        some of these rights and benefits in
                                        this section.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CASH VALUE BENEFITS                     NET CASH VALUE.
                                        The NET CASH VALUE is the cash value
                                        minus any policy debt.

                                        We figure the cash value as follows:
                                        -    The cash value on a date equals the
                                             tabular cash value on that date
                                             plus (or minus) the net single
                                             premium on that date for the
                                             Variable Insurance Amount.
                                        -    To this we add (or subtract) the
                                             investment return for the period
                                             from the first day of the policy
                                             year to that date.

                                        We discuss the investment return for the policy in HOW VARIABLE LIFE INSURANCE WORKS.

                                        By TABULAR CASH VALUE, we mean the
                                        values shown in Policy Schedule B.  By
                                        NET SINGLE PREMIUM, we mean the values
                                        shown in Policy Schedule C.

                                        CANCELLING TO RECEIVE THE NET CASH
                                        VALUE.
                                        The owner can cancel this policy at any
                                        time and receive its net cash value. To cancel this policy, the owner must return it to the service office with a signed request for cancellation. The cancellation will take effect on the date the policy and request are sent to us.

                                        The net cash value will vary daily.  We
                                        will determine the net cash value as of
                                        the date we receive the policy and the
                                        signed request in our service office.
                                        We'll usually pay the net cash value
                                        within 7 days.  But we may delay payment
                                        when we are not able to determine the
                                        amount because:
                                        -    the NYSE is closed for trading; or
                                        -    the SEC determines that a state of
                                             emergency exists.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
POLICY LOAN                             The owner may borrow money from us.
                                        This policy will be the only security we require for the loan. A loan may be taken any time this policy is in effect.
                                        The owner may repay all or part of the
                                        loan at any time while you are living.

                                        LOAN VALUE.
                                        The loan value is:
                                        -    75% of the cash value during the
                                             first 3 policy years; or
                                        -    90% of the cash value after the
                                             first 3 policy years.

                                        The amount of the loan may not exceed
                                        the loan value.  Any existing policy
                                        debt will be deducted from a new loan.
                                        The smallest loan we will make is
                                        $1,000, unless the loan is being used to pay premiums on another Variable Life Insurance Policy offered by us. The smallest repayment we will accept is $1,000.

                                        INTEREST.
                                        The interest rate on loans is 5 1/4% a
                                        year. Interest accrues (builds up) each
                                        day. Interest payments are due at the
                                        end of each policy year. If interest
                                        isn't paid when due, it will be added to the amount of the loan. The sum of all outstanding loans plus accrued interest is called the POLICY DEBT.

                                        If the policy debt exceeds the cash
                                        value, we will terminate this policy.
                                        We will not do this, however, until 31
                                        days after we mail notice of our intent
                                        to terminate.  We'll notify, at their
                                        last known addresses, the owner and
                                        anyone who holds this policy as
                                        collateral.

                                        EFFECT OF A LOAN.
                                        A loan will be transferred out of
                                        Variable Account A, and a repayment will be transferred in. Loans and repayments will be allocated among the investment divisions in proportion to the investment base in each division as of the date of the loan or repayment. A loan, WHETHER OR NOT REPAID, will have a PERMANENT EFFECT on the death benefits and cash values. See HOW VARIABLE LIFE INSURANCE WORKS. If not repaid, the policy debt will reduce the amount of death benefit proceeds or cash value benefits.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
POLICY LOAN                             WHEN WE WILL MAKE THE LOAN.
(continued)                             We'll usually loan the money within 7
                                        days after we receive a proper request.
                                        But we may delay making the loan when we are not able to determine the amount because:
                                        -    the NYSE is closed for trading; or
                                        -    the SEC determines that a state of
                                             emergency exists.
                                        If the loan is to be used to pay
                                        premiums on another Variable Life
                                        Insurance Policy, we'll make the loan
                                        immediately.

--------------------------------------------------------------------------------
ASSIGNMENT -- USING                     The owner can assign this policy as
THIS POLICY AS COLLATERAL               collateral security for a loan or other
SECURITY                                obligation.  This does not change the
                                        ownership.  But the owner's rights and
                                        any beneficiary's rights are subject to
                                        the terms of the assignment. To make or release an assignment, we must receive written notice, satisfactory to us, at our service office. We're not responsible for the validity of any assignment.

--------------------------------------------------------------------------------
RIGHT TO EXCHANGE FOR                   The owner may exchange this policy for a
FIXED LIFE INSURANCE                    policy with benefits that do not vary
                                        with investment return. The exchange
                                        must be elected within 18 months from
                                        the date of issue.  No evidence of
                                        insurability will be required.

                                        The owner may also exchange this policy
                                        when certain changes happen within a
                                        mutual fund.  See HOW VARIABLE LIFE
                                        INSURANCE WORKS.

                                        In some cases, there may be a cash
                                        adjustment on exchange.  The adjustment
                                        will be this policy's net cash value
                                        minus the new policy's tabular cash
                                        value.  If the result is positive, we
                                        will pay the owner a credit.  If the
                                        result is negative, the owner must pay
                                        us.

                                        We'll issue the new policy on your life
                                        after we receive:
                                        -    a proper written request;
                                        -    this policy; and
                                        -    any amount due us on exchange.

                                        We will determine the amount of a cash
                                        adjustment as of the date we receive the policy and written request at our service office.

RIGHT TO EXCHANGE FOR FIXED LIFE        OTHER FACTS ABOUT THE NEW POLICY.
INSURANCE (continued)                   The new policy's owner and beneficiary
                                        will be the same as those of this
                                        policy on the effective date of the
                                        exchange.  The new policy will have the
                                        same issue age, issue date, face
                                        amount, benefit riders and premium
                                        class as this policy. The death benefit
                                        under the new policy will be the
                                        Guaranteed Insurance Amount of this
                                        policy.

--------------------------------------------------------------------------------
                                        PROCEEDS PAYABLE TO THE BENEFICIARY

                                        We will pay the death benefit proceeds
                                        to the beneficiary upon your death. The proceeds may be paid in cash or under one or more income plans.

--------------------------------------------------------------------------------
DEATH BENEFIT PROCEEDS                  Death benefit proceeds include:
                                        -    the Guaranteed Insurance Amount,
                                             plus
                                        -    the Variable Insurance Amount, if
                                             positive, minus
                                        -    any policy debt.

                                        In any event, death benefit proceeds
                                        (exclusive of amount due from riders)
                                        will be at least equal to the net cash
                                        value divided by the net premium per
                                        dollar of face amount for a Single
                                        Premium Variable Life Insurance Policy
                                        issued at the insured's age at the date
                                        of death.  We call this the EQUIVALENT
                                        PAID-UP AMOUNT.

                                        All calculations will be made as of the
                                        date of death.

--------------------------------------------------------------------------------
HOW TO CLAIM DEATH                      The beneficiary should contact our
BENEFITS PROCEEDS                       service office for instructions.  We'll
                                        usually pay the proceeds within 7 days
                                        after we receive proof of your death,
                                        and any other requirements. But we may
                                        delay payment of that part of the death
                                        benefit that exceeds the Guaranteed
                                        Insurance Amount when we are not able to determine the Variable Insurance Amount or equivalent paid-up amount because:

                                        -    the NYSE is closed for trading; or
                                        -    the SEC determines that a state of
                                             emergency exists.

                                        We will add interest to the death
                                        benefit proceeds at an annual rate of at least 3% from the date of death to the date of payment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        CHOOSING AN INCOME PLAN

                                        The owner may choose one or more income
                                        plans during your lifetime. If, at the
                                        time of your death, no plan has been
                                        chosen for paying death benefit
                                        proceeds, the beneficiary may choose a
                                        plan within one year.  For each plan
                                        we'll issue a separate written agreement putting the plan into effect.

                                        Our approval is needed for any plan
                                        where:
                                        -    the person named to receive
                                             payments is other than the owner or
                                             beneficiary; or
                                        -    the person named is not a natural
                                             person, such as a corporation; or
                                        -    any income payment would be less
                                             than $25.

--------------------------------------------------------------------------------
THE INCOME PLANS                        There are six income plans to choose
                                        from.  They are:

                                        PLAN 1.  INCOME FOR A FIXED PERIOD.
                                        Payment is made in equal installments
                                        for a fixed number of years. We
                                        guarantee each monthly payment will be
                                        at least the amount shown in the
                                        following table.  Values for annual,
                                        semiannual or quarterly payments are
                                        available on request.

                                        Income for A Fixed Period Table
                                        (Payments for Each $1000 Applied)

                                        Fixed Period           Monthly           Fixed Period       Monthly
                                        (Years)                Payment           (Years)            Payment
                                        1                      $84.47            16                 $6.53
                                        2                       42.86            17                  6.23
                                        3                       28.99            18                  5.96
                                        4                       22.06            19                  5.73
                                        5                       17.91            20                  5.51
                                        6                       15.14            21                  5.32
                                        7                       13.16            22                  5.15
                                        8                       11.68            23                  4.99
                                        9                       10.53            24                  4.84
                                        10                       9.61            25                  4.71
                                        11                       8.86            26                  4.59
                                        12                       8.24            27                  4.47
                                        13                       7.71            28                  4.37
                                        14                       7.26            29                  4.27
                                        15                       6.87            30                  4.18

THE INCOME PLANS                        PLAN 2.  INCOME FOR LIFE.
(Continued)                             Payment is made to the person named in
                                        equal monthly installments and
                                        guaranteed for at least a period
                                        certain.  If the person named lives
                                        beyond the period certain, payments
                                        continue until his or her death.  The
                                        period certain can be 10 or 20 years.
                                        refund certain may be chosen instead.  A
                                        Under this arrangement, income is
                                        guaranteed until payments equal the
                                        amount applied. Other periods certain
                                        are available on request.

                                        We guarantee each payment will be at
                                        least the amount shown in the following
                                        table.  By age we mean the named
                                        person's age on his or her birthday
                                        nearest the plan's effective date.
                                        Amounts for ages not shown are available on request.

                                        Income for Life Tables
                                        (Monthly Payments for Each $1000
                                        Applied)

                                        Payments to A Male


                                        Age         10 Years             20 Years            Refund
                                                    Certain              Certain             Certain
                                        0-10        $3.24                $3.23               $3.22
                                        15           3.32                 3.31                3.30
                                        20           3.41                 3.40                3.39
                                        25           3.52                 3.51                3.50
                                        30           3.66                 3.64                3.63
                                        35           3.84                 3.81                3.79
                                        40           4.07                 4.00                3.99
                                        45           4.36                 4.23                4.24
                                        50           4.71                 4.50                4.54
                                        55           5.14                 4.79                4.92
                                        60           5.68                 5.10                5.39
                                        65           6.35                 5.38                6.01
                                        70           7.17                 5.60                6.83
                                        75           8.07                 5.72                7.94
                                        80           8.93                 5.75                9.48
                                        85 & over    9.54                 5.75                 -


                                                Payments to A Female

                                        Age        10 Years             20 Years            Refund
                                                   Certain              Certain             Certain
                                        0-10        $3.17                $3.16               $3.15
                                        15           3.23                 3.22                3.21
                                        20           3.30                 3.29                3.28
                                        25           3.39                 3.38                3.37
                                        30           3.50                 3.49                3.48
                                        35           3.64                 3.62                3.61
                                        40           3.81                 3.78                3.77
                                        45           4.04                 3.99                3.98
                                        50           4.33                 4.23                4.24
                                        55           4.70                 4.53                4.57
                                        60           5.17                 4.87                4.99
                                        65           5.80                 5.22                5.55
                                        70           6.63                 5.51                6.32
                                        75           7.64                 5.68                7.39
                                        80           8.64                 5.74                8.85
                                        85 & over    9.33                 5.75                 -


                                        PLAN 3.  INTEREST PAYMENTS
                                        Amounts can be left with us to earn
                                        interest at an annual rate of at least
                                        3%.  Interest payments can be made
                                        annually, semiannually, quarterly or
                                        monthly.

                                        PLAN 4.  INCOME OF A FIXED AMOUNT.
                                        Payments of an agreed fixed amount are
                                        made annually, semiannually, quarterly
                                        or monthly.  The fixed amount per year
                                        must be at least $60 for each $1,000 of
                                        the amount applied.  The amount applied
                                        will earn interest at an annual rate of
                                        at least 3%. Payments will continue
                                        until the amount applied and interest
                                        are fully paid.

--------------------------------------------------------------------------------
THE INCOME PLANS                        PLAN 5.  JOINT LIFE INCOME.
(Continued)                             This plan is available if there are two
                                        person named to receive payments.  At
                                        least one of the persons named must be
                                        either the owner or beneficiary of this
                                        policy. Monthly payments are made as
                                        long as at least one of the named
                                        persons is living.  We guarantee the
                                        payments will be at least the amount
                                        shown in the following table while both
                                        named persons are alive. When one dies,
                                        we guarantee to continue paying the
                                        other at least 2/3rds of the amount
                                        shown.  By age we mean the named
                                        person's age on his or her birthday
                                        nearest the plan's effective date.
                                        Amounts for two males, two females, or
                                        for ages not shown in the tables will be given on request.

                                        Joint Life Income Table
                                        (Monthly Payments for Each $1000
                                        Applied)

                                                                      Female Age

                                                             55       60      65       70      75
                                                      --------------------------------------------
                                                      50   $4.55    $4.76   $4.99    $5.26   $5.56
                                                      55    4.75     4.99    5.27     5.59    5.95
                                        Male Age      60    4.96     5.25    5.59     5.98    6.42
                                                      65    5.18     5.53    5.94     6.43    6.99
                                                      70    5.43     5.84    6.33     6.94    7.66
                                                      75    5.69     6.16    6.73     7.49    8.41


                                        PLAN 6.  ANNUITY PLAN.
                                        An amount can be used to buy any single
                                        premium annuity we offer on the plan's
                                        peffective date. However, the annuity
                                        can be bought at a rate 3% less than
                                        the rate new applicants pay. Annuities
                                        combine features of guaranteed income
                                        and payment similar to plans 2 and 5.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PAYMENTS WHEN NAMED                     When the person named to received
PERSON DIES                             payments dies, we will pay any amount
                                        still due as provided by the plan
                                        agreement.  The amounts still due are
                                        determined as follows:
                                        -    For plan 1, 2, or 4, any remaining
                                             guaranteed payments will be
                                             continued.  The discounted values
                                             of the remaining guaranteed
                                             payments may be paid in a single
                                             sum.  This means we deduct the
                                             amount of interest each remaining
                                             guaranteed payment would have
                                             earned had it not been paid out
                                             early.  The discount interest rate
                                             is 3% for plans 1 and 4; 3-1/2% for
                                             plan 2.
                                        -    For plan 3, we'll pay the amount
                                             left with us and any accrued
                                             interest.
                                        -    For plan 5, no amounts are payable
                                             after both named persons have died.
                                        -    For plan 6, the annuity agreement
                                             will state the amount due, if any.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        OTHER IMPORTANT TERMS
--------------------------------------------------------------------------------
LIMITS ON OUR CONTESTING                We rely on the statements made in the
THIS POLICY                             application. Legally, they are
                                        considered representations, not
                                        warranties.  We can contest this policy
                                        if any material statement in the
                                        application is false and a copy of that
                                        application is attached to this policy.

                                        We won't contest this policy after it
                                        has been in effect during your lifetime
                                        for two years from the date of issue.
                                        Nor will we contest any rider attached
                                        to this policy after the rider has been
                                        in effect during your lifetime for two
                                        years from its date of issue.

--------------------------------------------------------------------------------
ERROR IN AGE OR SEX                     If an age or sex as stated in the
                                        application is wrong, it could mean the
                                        premium amount is wrong. Therefore,
                                        amounts payable under this policy or its riders will be what the premium paid would have bought at the true age or sex.

--------------------------------------------------------------------------------
SUICIDE If you commit suicide within two years from the date of issue, while sane or insane, we'll pay only a limited benefit. The limited benefit will be the amount of premium paid for this policy, minus any policy debt.

--------------------------------------------------------------------------------
CLAIMS OF CREDITORS                     The proceeds of this policy will be paid
                                        free from creditors' claims to the
                                        extent allowed by law.

--------------------------------------------------------------------------------
AUTHORITY TO MAKE                       All agreements made by us must be signed
AGREEMENTS                              by our president or a vice president and
                                        by our secretary or an assistant
                                        secretary.  No other person, including
                                        an insurance agent or broker, can:
                                        -    change any of this policy's terms;
                                        -    extend the time for paying
                                             premiums; or
                                        -    make any agreement binding on us.

--------------------------------------------------------------------------------
ANNUAL REPORT                           We will send the owner a report each
                                        year soon after the policy anniversary.
                                        The report will show the death benefit,
                                        cash value, and policy debt on the
                                        anniversary and any loan interest for
                                        the prior policy year.  The report will
                                        also show the allocation of the
                                        investment base on that anniversary.

--------------------------------------------------------------------------------
CHANGING THIS POLICY                    This policy or any benefit riders may be
                                        changed to another plan of insurance
                                        according to our rules at the time of
                                        the change or addition.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REQUIRED NOTE ON OUR                    Our computation of reserves, cash values
COMPUTATIONS                            and single premiums are based on
                                        interest at the annual rate of 4 1/2%.
                                        Our computations are based on mortality
                                        rates from the Commissioners 1958
                                        Standard Ordinary Mortality Table. When making our computations, we assume that death claims are paid immediately.

                                        Cash values at the end of a policy year
                                        are equal to reserves. We determine the tabular cash values as the present value of future death benefits using the Guaranteed Insurance Amount.

                                        We have filed a detailed statement of
                                        our computations with the insurance
                                        supervisor of the state or jurisdiction
                                        where this policy is delivered. The
                                        values are not less than those required
                                        by the law of that state or
                                        jurisdiction. Any benefit provided by an attached rider will not increase these values unless stated in that rider. Expense and mortality risks of Monarch shall not adversely affect the dollar amount of insurance benefits or cash values.

--------------------------------------------------------------------------------
SINGLE PREMIUM VARIABLE                 Variable life insurance is payable upon
LIFE INSURANCE POLICY - NO              the death of the insured.  Death benefit
POLICY DIVIDENDS                        is subject to a guaranteed minimum.
                                        Guaranteed minimum shown on the Policy
                                        Schedule, but in no event less than the
                                        policy's face amount. Single premium.
                                        Investment return is reflected in
                                        policy benefits.